EXHIBIT 10.5

                        Extension of Employment Agreement
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This Extension (this "Extension") is made and entered into as of February 7,
2008 (the "Effective Date") by and between Centrue Financial Corporation, Inc., a Delaware corporation (the "Employer"), and Kenneth A. Jones (the "Executive").

         This Extension constitutes an amendment to Employment Agreement between the Executive and Employer dated January 31, 2007 (the "Agreement"). Except as indicated otherwise below, the terms of the Agreement shall remain in effect and the Term of the Agreement as described in Section 1 of the Agreement is extended for a period of one (1) year beginning January 31, 2008 and ending January 31, 2009, upon execution of this document by both parties.

         Section 3(a) of the Agreement is hereby amended to provide as follows:

         (a). Effective January 1, 2008, the Executive shall receive an aggregate annual minimum Base Salary of $135,000 payable in installments in accordance with the regular payroll schedule of the Bank ("Base Salary"). Such Base Salary shall be subject to review annually commencing in 2008 and shall be maintained or increased during the term of this Agreement in accordance with the Employer's established management compensation policies and plans.

IN WITNESS WHEREOF, the parties have executed this Extension as of the date first above written.

CENTRUE FINANCIAL CORPORATION              KENNETH A. JONES

By:   /s/ THOMAS A. DAIBER                 /s/ KENNETH A. JONES
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        Its:   President & CEO
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